UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 4

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Von Karman, Suite 100

Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 12, 2016, Terra Tech Corp., a Nevada corporation (the "Company," "us," "we," or "our"), filed a Current Report on Form 8-K (the "Original Form 8-K") disclosing that we entered into an Agreement and Plan of Merger, dated December 23, 2015 (the "Merger Agreement"), by and among the Company, Generic Merger Sub, Inc., a California corporation ("Merger Sub"), and Black Oak Gallery, a California corporation ("Black Oak"). On March 1, 2016, we filed Amendment No. 1 on Form 8-K/A ("Amendment No. 1") to amend the Original Form 8-K to include the terms of an amendment to the Merger Agreement. On April 4, 2016, we filed Amendment No. 2 on Form 8-K/A ("Amendment No. 2") to amend the Original Form 8-K to announce the closing of the merger and the terms of the material agreements we are now a party to as a result of the merger. On June 7, 2016, we filed Amendment No. 3 on Form 8-K/A ("Amendment No. 3" and, together with the Original Form 8-K, Amendment No. 1, and Amendment No. 2, the "Amended Form 8-K") to amend and supplement the Amended Form 8-K to provide the disclosures required by Item 9.01 of Form 8-K, which were not previously filed with the Amended Form 8-K, including the required financial statements of Black Oak and the required pro forma financial statements.

This Amendment No. 4 amends and supplements the Amended Form 8-K to provide updated, unaudited condensed combined pro forma financial information and clarity on the difference between the date that we merged with Black Oak and the acquisition date for accounting purposes. Except as otherwise provided herein, this Amendment No. 4 does not amend or restate the Amended Form 8-K, nor does it modify or update any of the information made in the Amended Form 8-K.

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 - Entry into a Material Definitive Agreement

We hereby incorporate by reference our disclosure set forth in Section 3, Item 3.02 of this Current Report.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 - Completion of Acquisition or Disposition of Assets

We hereby incorporate by reference our disclosure set forth in Section 3, Item 3.02 of this Current Report.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 - Unregistered Sales of Equity Securities

On March 31, 2016, (the "Closing Date"), we completed the previously announced acquisition of Black Oak, through a merger (the "Merger") of Merger Sub with and into Black Oak, with Black Oak as the surviving corporation, and becoming our wholly-owned subsidiary. The acquisition date for accounting purposes was on April 1, 2016.

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Pursuant to the Merger Agreement, the outstanding shares of common stock of Black Oak held by (i) three of the current shareholders of Black Oak (the "Group A Shareholders") were converted into the right to receive approximately 8,166 shares of our Series Z Preferred Stock, of which approximately 1,175 shares of Series Z Preferred Stock were issued and paid at closing, and approximately 8,668,700 shares of our Series B Preferred Stock, of which approximately 1,248,300 shares of Series B Preferred Stock were issued and paid at closing and (ii) the remaining shareholders of Black Oak (the "Group B Shareholders") were converted into the right to receive approximately 21,378 shares of our Series Q Preferred Stock, of which approximately 3,695 shares of Series Q Preferred Stock were issued and paid at closing. The shares of Series Z Preferred Stock, Series B Preferred Stock, and Series Q Preferred Stock that were issued but not paid to the Black Oak shareholders at closing are subject to certain holdback and lock-up provisions, and held in an escrow account as security for the satisfaction of any post-closing adjustments or indemnification claims, as provided for in the Merger Agreement. Each share of our Series Q Preferred Stock is to be converted into 5,000 shares of our common stock and each share of our Series Z Preferred Stock is to be converted into 1,857 shares of our Series B Preferred Stock, in each case immediately upon our filing with the Secretary of State of the State of Nevada an Amendment to our Articles of Incorporation to increase our authorized capital for, among other reasons, satisfaction of the terms of this potential transaction. Accordingly, the approximately 21,378 shares of Series Q Preferred Stock issued to the Group B Shareholders is convertible into approximately 106,890,000 shares of common stock and the approximately 8,166 shares of our Series Z Preferred Stock issued to the Group A Shareholders is convertible into approximately 15,164,262 shares of our Series B Preferred Stock. The Series Z Preferred Stock is intended to mirror the rights of the holders of our Series B Preferred Stock. Each share of our Series B Preferred Stock remains convertible into 5.384325537 shares of our common stock. The aggregate fair market value of the securities issued in the Merger was approximately $22.9 million. The securities issued, and to be issued upon conversion of the preferred stock, are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act. The Group B Shareholders may also receive cash consideration equal to approximately $2,088,000.

Black Oak operates a medical marijuana dispensary under the name Blüm at 556-578 West Grand Avenue, Oakland, California (the "Dispensary"). Black Oak subleases the property at which the Dispensary is located pursuant to that certain Sublease dated March 29, 2016, by and between CCIG Properties, LLC and Black Oak (the "Lease"). The term of the lease is six years commencing April 1, 2016 and terminating March 31, 2022, with an option to extend the Lease for an additional four-year term. The monthly lease amount is $28,000 (the "Base Rent Amount"). The Base Rent Amount is subject to an approximately 3% increase per year. A copy of the Lease was attached to this Current Report on Form 8-K as Exhibit 10.27 filed with the Securities and Exchange Commission on April 4, 2017 and is incorporated by reference herein.

In connection with the Merger, we also entered into an Operations and Asset Management Agreement dated March 31, 2016, by and among Platinum Standard, LLC (the "Operator"), Black Oak, and us (the "OMA"), whereby the Operator has agreed to operate and maintain the Dispensary and provide certain asset management services related to the "Blüm" brand, real estate matters, and industry developments as to products and best practices related to all aspects of the Dispensary. The Operator is comprised of those individuals who operated the Dispensary immediately before the Closing Date. Pursuant to the terms of the OMA, we agreed to pay the Operator an annual fee of $500,000 per year. If, between April 1, 2016 and March 31, 2017, the revenue projections for the Dispensary are met, the annual fee increases to $550,000 for the next 12-month period, and, if after that second 12-month period, the revenue projections are again met, the annual fee increases to $600,000 for the third 12-month period. Commencing on the fourth 12-month period, the annual fee will be equal to 3.5% of the gross revenues from the operation of the Dispensary. The Operator is also entitled to additional fees in connection with the operation of a cultivation center located at the Dispensary equal to 50% of the net profits for the first three of the 12-month periods that the OMA is effective. The OMA has a term of ten years, with an option to renew for another ten-year period upon mutual agreement of Platinum and us. The OMA will automatically terminate if the Dispensary's operating revenue drops 20% from one year to the next after the first three-year period or if we cease operations at the Dispensary. The foregoing description of the OMA is only a summary and is qualified in its entirety by reference to the full text of the OMA, which was filed as Exhibit 10.29 to our Quarterly Report on Form 10-Q for our quarter ended March 31, 2016 that was filed with the Securities and Exchange Commission on May 15, 2016.

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Caution Concerning Forward-Looking Statements

Statements that are not historical in nature constitute forward-looking statements. These forward-looking statements are accompanied by words such as "anticipate," "expect," "project," "will," "believe," estimate," and similar expressions. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risk that we are unable to timely integrate Black Oak into our operations, the risk that we fail to realize the benefits expected from the Merger, and the risk that we are unable to retain current customers, suppliers, and key personnel of Black Oak following the Merger. Additional factors that could cause actual results to differ materially from those contemplated within this Current Report Form 8-K can also be found in our Risk Factor disclosures in our Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission and available on our website. The information contained in this Current Report on Form 8-K is as of the date indicated. We do not assume any obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information or future events or developments.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The audited financial statements of Black Oak as of and for the years ended December 31, 2015 and 2014, and the notes and independent auditors' report related thereto, are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

The unaudited financial statements of Black Oak as of and for the three months ended March 31, 2016 and 2015, and the unaudited notes related thereto, are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

(d)	Exhibits

Exhibits	Description of Exhibit

99.1	Audited financial statements of Black Oak Gallery for the years ended December 31, 2015 and 2014

99.2	Unaudited financial statements of Black Oak Gallery as of and for the three months ended March 31, 2016 and 2015

99.3a	Unaudited pro forma condensed combined financial information (December 31, 2015)

99.3b	Unaudited pro forma condensed combined financial information (March 31, 2016)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: July 1, 2016	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

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